UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Turnpoint Global, Inc.
(Exact Name of registrant in its charter)

Delaware	3999	27-1953305
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

409 West 119th Street South
Jenks, Oklahoma 74037
(918) 902-6015
(Address and telephone number of principal executive offices)

R.V. Brumbaugh, Esq. 417 West Foothill Boulevard, Suite B175
Glendora, California 91741
Telephone (626) 335-7750
Fax (626) 335-7750
(Name, address and telephone number of agent for service)

Copies to:
Ted D. Campbell II PO Box 240
Jenks, Oklahoma 74037 Telephone (918) 902-6015 Fax (918) 299-3959

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ]                                                                           Accelerated filer [  ]

Non-accelerated filer [  ]                                                                Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$75,000.00	$0.05	$75,000.00	$X.XX

(1)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Turnpoint Global, Inc.

1,500,000 Shares of Common Stock

$0.05 per share

Turnpoint Global, Inc. (“TGI” or the "Company") is offering on a best-efforts basis a minimum of 500,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Bo Falkman, our sole officer.  The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to R.V. Brumbaugh, Esq. - Trust Account fbo Turnpoint Global, Inc.  All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Turnpoint Global, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 500,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto (can be extended for an additional 180 days at sole discretion of the Company).

Prior to this offering, there has been no public market for Turnpoint Global, Inc.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	500,000	$25,000	$0.00	$25,000
Maximum	1,500,000	$75,000	$0.00	$75,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated June 8, 2010

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

Turnpoint Global, Inc. ("TGI" or the "Company"), was incorporated in the State of Delaware on February 17, 2010. The Company is a development stage company with the principal business objective to identify and/or initiate and develop niche clean technology products and services for sports market. The clean technology business strategy will focus on developing the following three potential products: (1) organic and environmental friendly soil improvement products; (2) organic sports surfaces for natural turf; and (3) environmental friendly insulation material based upon extruded glass powder. The Company also plans to provide consulting services to clients with regards to developmental plans with regards to the three aforementioned products.

We are a small, start-up company that lacks a stable customer base.  Since our inception on February 17, 2010 to the present, we have generated no revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-the-Counter Bulletin Board (OTCBB®) upon the effectiveness of this prospectus and closure of the offering.

Turnpoint Global, Inc. currently has one individual acting as the sole officer and three directors of the company.  These individuals allocate time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, we have 8,500,000 shares of $0.0003 par value common stock issued and outstanding.

Turnpoint Global, Inc.’s operations and corporate offices are located at 409 West 119th Street South, Jenks, Oklahoma 74037, with a telephone number of (918) 902-6015.

Turnpoint Global, Inc.’s fiscal year end is March 31.

THE OFFERING

Turnpoint Global, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 500,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The proceeds from the sale of the shares in this offering will be payable to "R.V. Brumbaugh, Esq. - Trust Account fbo Turnpoint Global, Inc." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to R.V. Brumbaugh, Esq. fbo Turnpoint Global, Inc., at the address provided on the Subscription Agreement.  Failure to do so will result in checks being returned to the investor who submitted the check.  Turnpoint Global, Inc.’s trust agent, R.V. Brumbaugh, Esq., acts as legal counsel for Turnpoint Global, Inc. and therefore, may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Turnpoint Global, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, R.V. Brumbaugh, Esq.  The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 500,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Turnpoint Global, Inc. will apply the gross proceeds from the offering to pay for offering expenses which shall include legal and professional fees, accounting fees, escrow fees, and state/federal filing fees. Additionally, the Company will apply the net proceeds, after the payment of offering expenses, to pay for marketing expenses, administrative expenses, web site preparation, legal and professional fees, travel expenses, and general working capital.

Turnpoint Global, Inc. has not presently secured a transfer agent. The Company anticipates contracting with Empire Stock Transfer, Inc. which has a corporate address at 1859 Whitney Mesa Drive, Henderson, Nevada 89104. The Company anticipates contracting with Empire Stock Transfer, Inc. prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" below in this prospectus before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Turnpoint Global, Inc.
(A Developmental Stage Company)

Statements of Operations Data

Inception February 17, 2010 through March 31, 2010

REVENUES	$-

Cost of Sales	-

Gross Margin	-

EXPENSES

Services performed by Related Party	2,550

General and Administrative	810

Total Expenses	3,360

LOSS FROM OPERATIONS	3,360

INCOME TAX EXPENSE	-

NET LOSS	$3,360

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,500,000

Turnpoint Global, Inc.
(A Developmental Stage Company)

Balance Sheets Data

March 31, 2010

ASSETS

Current Assets

Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts Payable	$-

Related Party Payable	810

Total Current Liabilities	810

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock, 10,000,000 shares authorized at par value of $0.0003; 8,500,000 shares issued and outstanding	2,250

Additional Paid In Capital	-

Accumulated Deficit	(3,360)

Total Stockholders’ Equity (Deficit)	(810)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-

(Balance of the Page Intentionally Left Blank)

RISK FACTORS

INVESTMENT IN THE SECURITIES OFFERED HEREIN IS SPECULATIVE, IS SUBJECT TO A NUMBER OF RISKS AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL FINANCIAL MEANS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION CONCERNING THE COMMON STOCK. ONLY THOSE INVESTORS WHO ARE PREPARED TO POTENTIALLY RISK A TOTAL FINANCIAL LOSS OF THEIR INVESTMENT IN THIS COMPANY SHOULD CONSIDER INVESTING.

THE FACTORS SET FORTH BELOW, ALONG WITH THE OTHER INFORMATION CONTAINED HEREIN, SHOULD BE CONSIDERED CAREFULLY IN EVALUATING OUR PROSPECTS.  FURTHER, THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, GOALS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  THE CAUTIONARY STATEMENTS MADE IN THIS SECTION APPLY TO ALL FORWARD-LOOKING STATEMENT WHEREVER THEY APPEAR IN THIS DOCUMENT.  READERS ARE CAUTIONED THAT, WHILE THE FORWARD-LOOKING STATEMENTS REFLECT OUR GOOD FAITH BELIEFS, THEY ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES.  IN ADDITION, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN AND OUR BUSINESS, OUR FINANCIAL CONDITION OR THE RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED.  IN SUCH CASE, SOME OF THE FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS DOCUMENT.  IN THE EVENT THAT ACTUAL RESULTS DO NOT MEET EXPECTATIONS, THERE COULD BE A CONSEQUENT NEGATIVE EFFECT ON THE POSITION OF INVESTORS.

Turnpoint Global, Inc.’s operations depend solely on the efforts of Bo Falkman, the sole officer (and a director) of the Company and Bertil Olsson and Ted D. Campbell II, the other directors of the Company.  Mr. Falkman, Mr. Olsson, and Mr. Campbell have limited experience related to public company management.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

The officers and directors of the Company are involved in other employment opportunities and may periodically face a conflict in selecting between Turnpoint Global, Inc. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses Mr. Falkman, Mr. Olsson, or Mr. Campbell to other pursuits, the Company may not be able to recover or to hire additional personnel which could affect the Company’s current operations.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OEPRATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced business operations and have not earned revenues to date.  We possess no operating history and nor any prior experience in managing a public company.  There is no assuredness as to successful operations by us.  It is not possible at this time to predict success with any degree of assurance due to problems associated with the commencement of new business.  An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces.  Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations.  These include, but are not limited to, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unknown or unexpected additional costs and expenses that may exceed current estimates.  Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application.  There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

PURCHASERS IN THIS OFFERING WILL HAVE NO OR LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Bo Falkman, an officer and director of the company, beneficially owns 82.35% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold, he would retain 77.78% ownership in our common stock.  In the event the maximum offering is attained, she will own 70.00% of our outstanding common stock.  This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the

Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have not generated limited revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely in our chosen business area.  In the opinion of our sole officers and directors, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the minimum offering is achieved.  However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources.  To date, we have funded our operations with nominal initial capital and have not generated funds from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  The majority of our issued and outstanding common stock is currently held by Bo Falkman and Bertil Olsson, current officer and directors of the Company.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Bo Falkman and Bertil Olsson, who both serve as an either an officer and director or both, acquired a total of 8,500,000 restricted shares of our common stock at a price valued at the par value of $0.0003.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by Bo Falkman, our sole officer and a director of the Company, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Bo Falkman, our sole officer and a director of the Company, along with Bertil Olsson, our Chairman of the Board and Ted D. Campbell II, a Director. The Company has no other full or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without an employment contract, we may lose Mr. Falkman, Mr. Olsson, and Ted D. Campbell II, the officer and directors of the Company, to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

Mr. Falkman, Mr. Olsson, and Ted D. Campbell II, the officer and directors of the Company, are involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose Mr. Falkman, Mr. Olsson, and Ted D. Campbell II to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

As of the date of this Prospectus, we have had started operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR SOLE OFFICERS AND DIRECTORS WORKS ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Mr. Falkman, Mr. Olsson, and Ted D. Campbell II, the officer and directors of the Company. Mr. Falkman, Mr. Olsson, and Ted D. Campbell II have no experience related to public company management. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

Mr. Falkman, Mr. Olsson, and Ted D. Campbell II are involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Falkman, Mr. Olsson, and Ted D. Campbell II to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

The Company has not substantially commenced its planned business strategy and does not have any significant sales and marketing capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and consequently may be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms because it does not have any long term agreements or commitments in place.  Our business would be seriously harmed if we were unable to develop and maintain marketing relationships on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis.  Given that we are in the development stage, we may be unable to accurately anticipate the development of a customer base or be able to accommodate and service their needs.  If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we may terminate operations.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES.

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

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ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to fully implement our business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	25,000	100.00	50,000	100.00	75,000	100.00

Offering Expenses

Legal and Professional Fees	5,000	25.00	5,000	10.00	5,000	6.67
Accounting Fees	3,500	14.00	3,500	7.00	3,500	4.67
Escrow Fees	1,000	4.00	1,000	2.00	1,000	1.33
Filing Fees – State and Federal	500	2.00	500	1.00	500	0.67

Total Offering Expenses	10,000	40.00	10,000	20.00	10,000	13.33

Net Proceeds from Offering	15,000	60.00	40,000	80.00	65,000	86.67

Use of Net Proceeds

Marketing Expenses	2,500	10.00	10,000	20.00	12,500	16.67
Administrative Expenses	1,250	5.00	5,000	10.00	10,000	13.33
Web Site Preparation	2,500	10.00	5,000	10.00	10,000	13.33
Legal and Professional Fees	2,500	10.00	5,000	10.00	7,500	10.00
Travel Expense	2,500	10.00	7,500	15.00	13,750	18.34
Working Capital (1)	3,750	15.00	7,500	15.00	11,250	15.00

Total Use of Net Proceeds	15,000	60.00	40,000	80.00	65,000	86.67
Total Use of Proceeds	25,000	100.00	50,000	100.00	75,000	100.00

Notes:

(1)  The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $64,190.00 or $0.0064190 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.043581 per share while our present stockholders will receive an increase of $0.006514 per share in the net tangible book value of the shares they hold. This will result in an 87.16% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$(0.00095)	$(0.000095)

Book Value Per Share After the Offering	$0.00157	$0.00642

Net Increase to Original Shareholders	$0.00167	$0.00614

Decrease in Investment to New Shareholders	$0.04842	$0.04358

Dilution to New Shareholders (%)	96.85%	87.16%

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held by two (2) shareholders of record.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor or that we will be successful.  In the absence of listing, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Bo Falkman our sole officer and a director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Bo Falkman and his associates.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Bo Falkman will not receive commissions for any sales originated on our behalf.  We believe that Bo Falkman is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to Bo Falkman, they:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.	Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Are not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within rule 415 Registration.

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to R.V. Brumbaugh, Esq. Trust Account fbo Turnpoint Global, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  Failure to reach the minimum offering will result in checks being returned to the investor, who submitted the check.  No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable.   All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Turnpoint Global, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires (unless an additional 180 days if so extended by the Company), whichever event first occurs.  Thereafter, this escrow agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,000.00.  [See Exhibit 99(a)].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  The Company expressly reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within ten (10) business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Turnpoint Global, Inc. is authorized to issue 10,000,000 shares of common stock, $0.0003 par value.  The company has issued 8,500,000 shares of common stock to date held by two (2) shareholders of record.

The holders of Turnpoint Global, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Turnpoint Global, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Turnpoint Global, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Turnpoint Global, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Turnpoint Global, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

R.V. Brumbaugh, Esq. is special legal counsel to the Company. Mr. Brumbaugh has a business address of 417 West Foothill Boulevard, Suite B175, Glendora, California 91741.  Mr. Brumbaugh has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement.  As payment for such services, Mr. Brumbaugh was paid $3.500.  Mr. Brumbaugh has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Summary

Turnpoint Global, Inc. ("TGI" or the "Company"), was originally incorporated in the State of Delaware on February 17, 2010. The Company is a development stage company with the principal business objective to identify and/or initiate and develop niche clean technology products and services for sports market. The clean technology business strategy will focus on developing the following three potential products: (1) organic and environmental friendly soil improvement products; (2) organic sports surfaces for natural turf; and (3) environmental friendly insulation material based upon extruded glass powder. The Company also plans to provide consulting services to clients with regards to developmental plans with regards to the three aforementioned products.

We are a small, start-up company that lacks a stable customer base.  Since our inception on February 17, 2010 to the present, we have generated no revenues and have incurred a cumulative net loss as reflected in the financial statements. Additionally, we have no or nominal assets and, as such, we are defined as a “Shell Company” under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Turnpoint Global, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any revenues.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Turnpoint Global, Inc.’s operations and corporate offices are located at 409 West 119th Street South, Jenks, Oklahoma 74037, with a telephone number of (918) 720-2526.

Turnpoint Global, Inc.’s fiscal year end is March 31.

Business Vision and Concept

The Company anticipates partnering in projects focusing on environmental awareness and safe investments within areas where public health, sports arenas, energy effectiveness and renewable energy are important elements.
The business idea of TGI is to focus on environmental awareness and to deliver services and products within the sports industry with a sustainable value to the society and general public.
Business Objectives and Strategy

The Company aims at creating advantage to the society by focusing on solutions that contribute to a sustainable development for the public health and the environment. TGI also aims at creating new solutions that more efficiently protect the environment and reduce the impact of climate change. The Company aims at a substantial expansion in the next five years both in turnover and EBITDA.The Company will seek to reach the defined objectives along the following main strategic directions:
•	Further develop the company by entering new markets
•	Acquire new companies that will contribute by their existing business
•	Develop, design and eventually own facilities (with appropriate financing) for sport and leisure with long term rental agreements with the local municipality
Business Units

The Company will be organized in three strategic business units (SBUs):
•	Clean technology products
•	Consultancy
•	Real estate development

Product Development

Clean Technology Products

The overall business idea is to identify and/or initiate and develop niche products for sports with the world market as potential. Clean technology products are focusing in three different areas:
•	Organic and environmental friendly Soil Improvement Products
•	Organic Sports Surfaces for natural turf
•	Environmental friendly Insulation Material based on extruded glass powder
Soil Improvement Products

The Company plans on offering soil improvement products based on alginates are used to enhance growth at low temperature in the winter and spring season, and to secure the right amount of humidity in the soil during the hot summer season. The product is developed and patented by Tilco Biochemie GmBh in Germany, and the Company will be a concessionary for the product line in the Nordic region and in UK and Ireland.Our primary market is the sports industry. Our secondary market is horticulture and agriculture including wine industry and food production (animal and fish).
Sport Surfaces

In colder climate, in the winter, early spring, and autumn, the turf/playing surface is fragile to wear and tear. In these periods, the turf often moistures; the surface is uneven and parts of the field are yellow with old, putrefied grass. Lack of drainage is often a major problem with salt contamination of the growth layer as a crucial result. Maintenance and replacement costs are substantial and the utilization is low. In warmer climates, the grass faces the problem of heat. Maintenance crews have to supply hundreds of m3 of water. But heat and water can damage even the best quality grass.The natural turf system is offered in two different versions. One with a low temperate under soil-heating system for all year use, and one without heating for a prolonged autumn season and for reducing the winter damages on the field in early spring.Compared to traditional grass fields with an under-soil heating system, the organic natural turf we plan on marketing has the following advantages:

•
The system ensures a perfect and even temperature for the grass roots all year. Our natural turf system is unique as it can maintain a constant temperature in the root layer regardless of changes in the climate. Due to the use of alginates the system operates at a lower temperature than that of a traditional grass field with under-soil heating, resulting in substantially lower heating costs during the cold season.

•
Heating/cooling is supplied through integrated water pipes on top of an insulated pad with drainage capabilities. Since our growth layer is based on 100% sand, the pad will not cloth and the drainage capabilities through the pad will be consistent over time.

•	The system uses low temperate water for heating (below 28oC), ensuring that there will be no overheating of the roots.
•
Our system ensures that the heating and cooling can be adapted dependent of the user’s requirements and on the local climate. The system is flexible and can regulate heating/cooling in zones, depending on sun and shade conditions.

We regularly measure the growth conditions for the grass roots, and will adjust the treatment program on a monthly basis and deliver soil improvement products to make sure that the turf’s high quality is consistent. The natural turf system provides robust grass and roots, and a prolonged autumn season and an early spring start up.Our primary market will be soccer and golf. Our secondary market will be parks and public spaces, gardens and re-vegetation.The market for the standard pitch based on sand and alginates are huge. In Scandinavia alone, there are more than 9,000 soccer fields, and many of them have severe problems due to wear and tear and winter damages caused by the harsh climate. TGI estimates that the potential market for restoring old natural turf pitches and new constructions are more than 1,800 pitches over the next 10 years.
The Scandinavian market is less than 2% of the total global market potential for this product.The current market for the heated version is narrower due to higher investment cost, but our system has a significantly lower investment cost than a traditional natural turf with under-soil heating. Due to the use of sand and alginates, we have the benefit of being a cost leader in many years to come and still be able to put on a significant margin on each pitch.The market for this system is approximately 400 clubs in Europe and a similar amount in North America.Once we have either restored one pitch or built a new one, we will start to deliver soil improvements products and analysis on a yearly basis. Since the pitch will be dependent upon the use of our product to maintain its high quality, we expect only a small turnover in our customer base.

Insulation Material

The Company plans on marketing an environmental friendly insulation material in the form of pellets manufactured from glass powder. The insulation material’s attributes is as follows:

•	Consists of water –and steam proof micro cells (less than 0.2 mm)
•	Impervious to radon, and withstands vermin, rot and fungal attacks
•	Has very high compression strength
•	Weight of less than 160kg/m3
•	Thermal conductivity appr. 0.1 W/mK

The insulation material’s areas of application will be for frost prevention, reduction in setting stresses, ground stabilization, earth pressure reduction, and compensated foundations, when compressed by 10%, it creates a stable element for roads, railways, football arenas and ice rinks. As insulation material, it is excellent for the building industry for cellar walls, ground floors, foundation for cold stores, roof terraces, green roofs and parking surfaces.Our primary market is the sports industry. Our secondary market is infrastructure (roads, bridges etc) and buildings.
Business Consultation

As stated above, the Company also plans to provide consulting services to clients with regards to developmental plans with regards to the three aforementioned products. The overall business idea is to provide value-added and result-focused consultancy services for energy efficient and environmental friendly solutions to private and public customers in our designated markets. Furthermore, we will within our areas of operation be the preferred know-how and resource center for other players in the industry.Number of Total Employees and Number of Full Time Employees

Turnpoint Global, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officers and directors to establish business operations and perform or supervise the minimal services required at this time.  We believe that our operations are currently on a small scale and manageable by us. There are no full time employees to date.  The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 409 West 119th Street South, Jenks, Oklahoma 74037. This facility is currently being provided to the Company pursuant to a sub-lease from one of its directors.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

Bo Falkman, our sole officer and a director of the Company, has not been convicted in any criminal proceeding.

Bertil Olsson, our Chairman of the Board, has not been convicted in any criminal proceeding.

Ted D. Campbell II, a director of the Company, has not been convicted in any criminal proceeding.

Bo Falkman, our sole officer and a director of the Company, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Bertil Falkman, our Chairman of the Board, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Ted D. Campbell II, a director of the Company, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Bo Falkman, our sole officer and a director of the Company, has not been convicted of violating any federal or state securities or commodities law.

Bertil Olsson, our Chairman of the Board, has not been convicted of violating any federal or state securities or commodities law.

Ted D. Campbell II, a director of the Company, has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Turnpoint Global, Inc. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Turnpoint Global, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Turnpoint Global, Inc.;

2. There are currently 8,500,000 shares of our common stock held by our shareholders that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Turnpoint Global, Inc. has 8,500,000 shares of $0.0003 par value common stock issued and outstanding held by two (2) shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Turnpoint Global, Inc. was incorporated on February 17, 2010.  As of the date of this document, we have generated no revenues and substantial expenses.  This resulted in a net loss of $3,360 since inception, which is attributable to general and administrative expenses and related party services.

Since incorporation, we have financed our operations primarily through minimal initial capitalization.

To date we have not implemented our fully planned principal operations.  Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of revenues in the next 12 months is important in the execution of the plan of operations.  However, we cannot guarantee that it will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

Turnpoint Global, Inc.’s management does not expect to conduct any research and development.

Turnpoint Global, Inc. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our sole officer and director is sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is M&K CPAS, PLLC, 13831 Northwest Freeway, Suite 575 Houston, Texas 77040.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Bo Falkman (2)	52	President, Secretary, Treasurer, and Director	Since Inception

Bertil Olsson (2)	65	Chairman of the Board	Since Inception

Ted D. Campbell II (2)	44	Director	Since Inception

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2) Mr. Falkman, Mr. Olsson, and Mr. Campbell have outside interests and obligations to other than Turnpoint Global, Inc.  Mr. Falkman, Mr. Olsson, and Mr. Campbell intend to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Turnpoint Global, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Bo Falkman – President, Treasurer, and Director – Mr. Falkman is an entrepreneur. He was one of Sweden’s first ice hockey agents, starting up his sports consultant agency early 1980’s. During the years he has represented numerous Swedish national team players, Swedish elite players and as well several NHL players including Stanley Cup winners. Mr. Falkman has held various positions in the sports industry, for example as General Manager of the first European Hockey League and as well worked together with the owner of Malmo Redhawks (a Famous Swedish Hockey Team) where he during a period was engaged as a consultant in player recruiting from 1988 to 1994. This co-operation ended in 2 Swedish gold medals and 1 European Cup gold medal.

The hockey business and sport itself is still one of his main interests and has given him a substantial network within the industry both in Sweden and internationally. During a 6 year period he worked mainly in the USA with both Arthur Andersen partners and international hockey leagues. 1999 he together with a Norwegian investor founded ABS AS and Environiq AB (publ) in 2004. He is the through private and company holdings the company’s largest shareholder and the Chairman of the Board since. Mr. Falkman is currently the Chairman of the Board in 5 Swedish and Norwegian companies.

Bertil Olsson – Secretary and Director – Mr. Olsson has been a financial consultant since 1998 throughout Europe. Since 1998, Mr. Olsson has been a board member in several international companies. Mr. Olsson has served as a controller at Swedish Industrial Enterprice 1971-1978. From 1978 to 1986, Mr. Olsson owned an accountancy firm where he was a certified accountant. Mr. Olsson sold this firm in 1986. This firm’s accounting specialty was corporate taxes and it had over 250 clients, primarily in Scandinavia. Mr. Olsson was also a co-owner of a Scandinavian timber company from 1986-1990 (was sold in 1990). From 1990 to 1994, Mr. Olsson consulted for financial clients. In 1994, he was appointed as a counselor to the Vatican where he worked establishing new embassies, worked in Moscow with residency matters of citizens, traveled extensively in African States to examine the Vatican's ability to set up schools, hospitals, etc. This Vatican appointment was closed in 1998. Mr. Olsson received his MBA in 1971.

Ted D. Campbell II – Secretary and Director – Mr. Campbell is the current President of Grow Public, Inc. which provides consultation for private issuers in the development of its capital structure, business plan development, corporate securities offering documents with the issuer’s general counsel, public listing of issuer securities, document filing support for issuers who are subject the reporting requirements of the Securities Exchange Act of 1934, and liaison services with EDGAR filers, stock transfer agents, book keepers, PCOAB qualified auditors and securities counsel. Mr. Campbell was employed by the Oklahoma Department of Securities from 1990 to 1994 and for the Nevada Securities Division from 1995 to 1996 as a Securities Examiner. Since 1996, he has worked in the areas of federal and state registered/exempt corporate securities offerings, application of the federal securities rules and regulations to such offerings, and corporate listing on the Pink Sheets and OTCBB®. Mr. Campbell was a former founder of NevWest Securities Corporation, which was a NASD licensed, Level Three Introducing Broker Dealer and Market Maker based in Las Vegas, Nevada. He was also President and CEO of Campbell Mello Associates, Inc. from 1996-1999 which was one of the first consultants on the Internet offering Direct Public Offerings, Hedge Fund development, Form 211 filings, and other corporate document and consulting services. Mr. Campbell is a graduate of the University of Oklahoma in 1993 with a Juris Doctorate and a Masters in Business Administration and a graduate of Texas A&M University in 1989 with a B.B.A. in Corporate Finance.

Board Committees

Turnpoint Global, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee which is made Ted D. Campbell II and Bertil Olsson.

Directors

The maximum number of directors Turnpoint Global, Inc. is authorized to have is seven (7).  However, in no event may the Company have less than one director.  Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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EXECUTIVE COMPENSATION
Summary Compensation Table

	Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Bo Falkman	2010	$12,000	-	-	-	-	-	-

Officer and Director		-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Turnpoint Global, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Turnpoint Global, Inc.’s incorporation on February 17, 2010, we have not paid any compensation to any officer, director or employee. We plan on paying Bo Falkman $12,000 during calendar year 2008. We do not have employment agreements. Mr. Falkman’s salary will accrue until such time as the cash flow from ongoing operations can cover this corporate expense. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any material employee compensation until such time as the Company maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Turnpoint Global, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class

			Before Offering	After Offering(2)

Common	Bo Falkman, President, Treasurer, Secretary, and Director Hamngatan 4, 65224 Karlstad Sweden	7,000,000	82.35%	70.00%

Common	Bertil Olsson, Chairman of the Board V. Kanalgatan I ,65224 Karlstad, Sweden	1,500,000	17.65%	15.00%

Common	Ted D. Campbell II, Director PO Box 240 Jenks, Oklahoma 73037	0	0.00%	0.00%

	All Directors and Officers as a group (1 person)	8,500,000	100.00%	85.00%

Footnotes
 (1)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(2) Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about February 18, 2010, Bo Falkman, an officer and director of the Company, was issued 7,000,000 shares of common stock, par value $0.0003, in exchange for services valued at $2,100 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about February 18, 2010, Bertil Olsson, Chairman of the Board of the Company, was issued 1,500,000 shares of common stock, par value $0.0003, in exchange for services valued at $450 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to date was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, TGI will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, TGI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials TGI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  TGI SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Turnpoint Global, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by TGI of expenses incurred or paid by a director, officer or controlling person of TGI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TGI will, unless in the opinion of TGI legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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FINANACIAL STATEMENTS

a)	Audited Financial Statements for the Fiscal Year ended March 31, 2010

TURNPOINT GLOBAL, INC.

FINANCIAL STATEMENTS

March 31, 2010

C O N T E N T S

Report of Independent Registered Public Accounting Firm  F-3

Balance Sheet  F-4

Statement of Operations  F-5

Statement of Stockholders’ Equity (Deficit)  F-6

Statement of Cash Flows  F-7

Notes to the Financial Statements  F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Turnpoint Global, Inc.

We have audited the accompanying balance sheets Turnpoint Global, Inc. as of March 31, 2010, and the related statements of operations, stockholders' deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Turnpoint, Inc. as of March 31, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
May 26, 2010

TURNPOINT GLOBAL, INC.
 (A Developmental Stage Company)
Balance Sheets

ASSETS

March 31,
2010

CURRENT ASSETS

Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$-
Related party payable	810

Total Current Liabilities	810

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, 10,000,000 shares authorized at a par value of $0.0003 per share; 8,500,000 shares issued and outstanding	2,550
Additional paid-in capital	-
Deficit accumulated during the development stage	(3,360)

Total Stockholders' Equity (Deficit)	(810)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Developmental Stage Company)
Statement of Operations

From Inception
on February 17,
2010 Through
March 31,
2010

SALES	$-
COST OF SALES	-

Gross Profit	-

OPERATING EXPENSES

Services performed by related parties	2,550
General and administrative	810

Total Operating Expenses	3,360

LOSS FROM OPERATIONS	(3,360)

LOSS BEFORE INCOME TAXES	(3,360)
INCOME TAX EXPENSE	-

NET LOSS	$(3,360)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Developmental Stage Company)
Statement of Stockholders’ Equity

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance February 17, 2010	-	$-	$-	$-	$-

Founders shares issued for services
at $0.0003 per share	8,500,000	2,550	-	-	2,550

Net loss for the period ended
March 31, 2010	-	-	-	(3,360)	(3,360)

Balance, March 31, 2010	8,500,000	$2,550	$-	$(3,360)	$(810)

The accompanying notes are an integral part of these financial statements.

TURNPOINT GLOBAL, INC.
(A Developmental Stage Company)
Statement of Cash Flows

From Inception
on February 17,
2010 Through
March 31,
2010
OPERATING ACTIVITIES

Net loss	$(3,360)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Services contributed by shareholders	2,550
Changes in operating assets and liabilities:
Change in accounts payable	-

Net Cash Used in
Operating Activities	(810)

INVESTING ACTIVITIES	-

FINANCING ACTIVITIES

Increase in related party payable	810

Net Cash Provided by
Financing Activities	810

NET INCREASE (DECREASE) IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income taxes	$-

.

The accompanying notes are an integral part of these financial statements.

                                       TURNPOINT GLOBAL, INC.
                                       (A Development Stage Company)
                                         Notes to Financial Statements
                                      March 31, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Turnpoint Global, Inc, (the Company) was incorporated under the laws of the State of Delaware on February 17, 2010.  The Company is currently developing its business plan.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Earnings per Common Share
Basic earnings per share are calculated by dividing the Company’s net income applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2010.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising costs when incurred. The Company has not incurred any advertising expenses.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  There is no cash equivalent at March 31, 2010.

Fair Value of Financial Instruments
The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about  market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•           Level 1                      Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

 •           Level 2                      Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•           Level 3                       Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of December 31, 2009 and 2008:

            Level 1: None
            Level 2: None
            Level 3: None
            Total Gain (Losses): None

Development Stage
The Company is a development stage company, as defined by the Financial Accounting Standards Board in ASC 915-10.

                                       TURNPOINT GLOBAL, INC.
                                        (A Development Stage Company)
                                         Notes to Financial Statements
                                     March 31, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
The Company provides for income taxes in accordance with ASC 740-10, which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740-10 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 35% to the net loss before provision for income taxes for the following reasons:

March 31, 2010
Income tax expense at statutory rate	$ (1,310))
Common stock issued for services	995)
Valuation allowance	315
Income tax expense per books	$ -)

Net deferred tax assets consist of the following components as of:

March 31, 2010
NOL carryover	$ 315
Valuation allowance	(315)
Net deferred tax asset	$ -)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $810 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a March 31 fiscal year end.

                                       TURNPOINT GLOBAL, INC.
                                        (A Development Stage Company)
                                         Notes to Financial Statements
                                    March 31, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation.
The Company records share based compensation in accordance with ASC 505-50 which requires the measurement and recognition of compensation expense, based on estimated fair values, for all unit-based awards made to employees and directors.  As of March 31, 2010, the Company has not issued any share-based payments to its employees.

The Company uses the modified prospective method for valuing share-based payments. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505-50.

Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.

                                       TURNPOINT GLOBAL, INC.
                                        (A Development Stage Company)
                                         Notes to Financial Statements
                                   March 31, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985):  Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP.  This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                       TURNPOINT GLOBAL, INC.
                                       (A Development Stage Company)
                                         Notes to Financial Statements
                                        March 31, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.  Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2.  EQUITY TRANSACTIONS

During the period ending March 31, 2010, the Company issued 8,500,000 shares of common stock to its founding shareholders for services valued at $2,550 with a par value of $0.0003.

NOTE 3.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-12

TURNPOINT GLOBAL, INC.
 (A Development Stage Company)
  Notes to Financial Statements
  March 31, 2010

NOTE 4.  RELATED PARTY TRANSACTIONS

During the period ended March 31, 2010, a shareholder advanced $810 to the Company for incorporation expenses.  The advance is due upon demand, unsecured and non interest bearing.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by TGI in connection with the sale of the common stock being registered. TGI has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$5,000
Accounting Fees	$3,500
Escrow Fees	$1,000
Filing Fees – State and Federal	$500

Total	$10,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Turnpoint Global, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. TGI indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  The Company will allow for discretionary indemnification for each person who serves as or at our request as an officer or director to the fullest extent of Delaware corporate law.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Turnpoint Global, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about February 18, 2010, Bo Falkman, an officer and director of the Company, was issued 7,000,000 shares of common stock, par value $0.0003, in exchange for services valued at $2,100 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about February 18, 2010, Bertil Olsson, Chairman of the Board of the Company, was issued 1,500,000 shares of common stock, par value $0.0003, in exchange for services valued at $450 USD which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

At the time of the issuance, Bo Falkman and Bertil Olsson were in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, Turnpoint Global, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  TGI believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Mr. Falkman and Bertil Olsson are either an officer and/or director of TGI and thus had fair access to all material information about TGI before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Bo Falkman and Bertil Olsson was at a par price per share of $0.0003.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, TGI was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

       Exhibit No.                                 Name/Identification of Exhibit

3                      Articles of Incorporation and Bylaws

a)	Articles of Incorporation filed on February 17, 2010
b)	Bylaws adopted on February 18, 2010

5                      Opinion on Legality

a)    Opinion of R.V. Brumbaugh, Esq.

15.1                      Consent of Independent Auditor (Audit March 31, 2010)

23                      Consent of Experts

a)	Consent of R.V. Brumbaugh, Esq.
b)	Consent of Independent Auditor

99                      Additional Exhibits

a)	Escrow Agreement
b)	Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Karlstad, Sweden on June 8, 2010.

Turnpoint Global, Inc.
(Registrant)

By: /s/ Bo Falkman
Bo Falkman
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bo Falkman	President and Director Chief Executive Officer	June 8, 2010
Bo Falkman

/s/ Bo Falkman	Secretary Chief Financial Officer	June 8, 2010
Bo Falkman

/s/ Bo Falkman	Treasurer Chief Accounting Officer	June 8, 2010
Bo Falkman